UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------


                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act Of 1934

        Date of Report (Date of Earliest Event Reported): March 11, 2005

                           THE PHOENIX COMPANIES, INC.
            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)
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              Delaware                                  1-16517                                 06-1599088
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
    (State or Other Jurisdiction                (Commission File Number)                      (IRS Employer
         of Incorporation)                                                                 Identification No.)


               One American Row, Hartford, CT                                          06102-5056
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          (Address of Principal Executive Offices)                                     (Zip Code)


         Registrant's telephone number, including area code:                           (860) 403-5000
                                                                            ------------------------------------------
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Item 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

              On March 11, 2005, The Phoenix Companies, Inc. announced in a news release a $5.4 million increase in fourth quarter net income to $48.3 million and full-year 2004 income to $86.4 million, compared with the amounts previously reported on February 8, 2005. These amounts were included in Phoenix's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission. The revision to net income is the result of net foreign currency gains principally related to the company's equity investment in Aberdeen Asset Management PLC and reflects evolving accounting guidance. Based on this revision, we have made conforming changes to our latest Financial Supplement, a copy of which was made available on our web site and is furnished as Exhibit 99.1 hereto.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

              (a) Not applicable.

              (b) Not applicable.

              (c) Exhibits

                  The following exhibit is furnished herewith:

                  Exhibit 99.1 The Phoenix Companies, Inc. Revised Financial Supplement for the quarter ended December 31, 2004.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE PHOENIX COMPANIES, INC.


Date:  March 15, 2005                 By:  /s/ Peter A. Tassinari
                                           ------------------------------------
                                           Name:  Peter A. Tassinari
                                           Title: Vice President Corporate
                                                  Accounting and Reporting